MutualFirst Financial, Inc. Declares Cash Dividend

MUNCIE, Ind., Aug. 13 /PRNewswire-FirstCall/ -- MutualFirst Financial, Inc. (Nasdaq: MFSF), the holding company of MutualBank, has announced the Company will pay a cash dividend of $.16 per share for the third quarter of 2008. The dividend will be payable on September 26, 2008 to shareholders of record on September 12, 2008.

MutualBank has thirty-two retail financial centers, spanning nine Indiana counties which include Delaware, Randolph, Kosciusko, Grant, Wabash, Elkhart, St. Joseph, and Hamilton Counties. MutualBank also has a trust office in Crawfordsville, Indiana and a loan origination office in New Buffalo Michigan. The Bank exceeds all applicable regulatory capital requirements. Following the merger of MFB Corp. in July, The Company has $1.45 billion in assets and is the 11th largest depository institution headquartered in Indiana. The Company's stock is traded on the NASDAQ National Market under the symbol "MFSF."

Forward-Looking Statements:
Statements contained in this release, which are not historical facts, are forward-looking statements, as that term is defined in the Private Securities Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from those currently anticipated due to a number of factors, which include, but are not limited to factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

SOURCE MutualFirst Financial, Inc.
-0- 08/13/2008
/CONTACT: David W. Heeter, President and CEO, MutualFirst Financial, Inc., +1-765-747-2880 /
/First Call Analyst: /
/FCMN Contact: tmcardle@mfsbank.com /
/Web site: http://www.mfsbank.com /
(MFSF)